EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 16, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (February 2010 – January 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.6%	0.8%	0.8%	12.9%	-1.0%	-0.8%	1.9%	-0.8%	9.8%	-28.6%	0.0	-0.1
B**	-0.6%	0.8%	0.8%	12.3%	-1.6%	-1.4%	1.2%	-1.4%	9.8%	-29.9%	-0.1	-0.2
Legacy 1***	-0.5%	0.9%	0.9%	14.9%	1.1%	1.1%	N/A	1.1%	9.6%	-23.7%	0.2	0.2
Legacy 2***	-0.5%	0.9%	0.9%	14.8%	0.9%	0.9%	N/A	0.9%	9.6%	-24.4%	0.1	0.1
Global 1***	-0.5%	0.9%	0.9%	15.6%	1.6%	0.9%	N/A	0.9%	9.2%	-21.9%	0.1	0.1
Global 2***	-0.5%	0.9%	0.9%	15.4%	1.4%	0.6%	N/A	0.6%	9.2%	-22.4%	0.1	0.1
Global 3***	-0.6%	0.8%	0.8%	13.8%	-0.2%	-1.1%	N/A	-1.1%	9.2%	-26.2%	-0.1	-0.2

S&P 500 Total Return Index****	-1.2%	-1.8%	-1.8%	15.6%	17.9%	15.9%	7.7%	15.9%	12.9%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	2.0%	5.5%	5.5%	24.7%	6.1%	10.5%	7.8%	10.5%	11.3%	-15.5%	0.9	1.8
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	30%					30%
Energy	16%	Short	Crude Oil	4.2%	Short	16%	Short	Crude Oil	4.2%	Short
			Gasoline Blendstock	3.7%	Short			Gasoline Blendstock	3.7%	Short
Grains/Foods	8%	Short	Cotton	1.2%	Short	8%	Short	Cotton	1.2%	Short
			Sugar	1.1%	Short			Sugar	1.1%	Short
Metals	6%	Short	Copper	2.3%	Short	6%	Short	Copper	2.3%	Short
			Copper LME	1.1%	Short			Copper LME	1.1%	Short
FINANCIALS	70%					70%
Currencies	24%	Long $	Japanese Yen	4.6%	Short	24%	Long $	Japanese Yen	4.6%	Short
			British Pound	4.0%	Short			British Pound	4.0%	Short
Equities	20%	Long	S&P 500	5.9%	Long	20%	Long	S&P 500	5.9%	Long
			Nasdaq	2.0%	Long			Nasdaq	2.0%	Long
Fixed Income	26%	Long	Long Gilts	3.1%	Long	26%	Long	Long Gilts	3.1%	Long
			U.S. Treasury Bonds	3.1%	Long			U.S. Treasury Bonds	3.0%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices rose slightly after data showed a production reduction amongst non-OPEC member nations.  Natural gas prices rose nearly 6% as forecasts for colder weather supported demand.  Prices in the natural gas markets also rallied due to increased buying by investors attempting to take advantage of recent price declines.

Grains/Foods
Corn and wheat markets declined after the U.S. Department of Agriculture reported elevated supplies.  Soybean prices declined due to elevated supplies and news China had canceled a large grains order.  Sugar prices rose because of speculation a recent tax increase on gasoline may lead to higher demand for sugar-based ethanol.

Metals	Gold and silver prices rose as volatility in the currency markets led to increased demand for safe-haven assets. Copper markets finished lower due to concerns regarding the Chinese economic outlook.
Currencies
The Swiss franc rose almost 19% versus the U.S. dollar after the Swiss National Bank unexpectedly announced it was abandoning its currency cap against the euro.  The euro was weaker due to beliefs the European Central Bank will be announcing an expansion to its bond-buying initiatives later this month.  The U.S. dollar strengthened amidst expectations the Federal Reserve will raise interest rates sooner than previously expected.

Equities
European equity markets were stronger, with the Dax Index and Eurostoxx Index up almost 6%, following the announcement from the Swiss National Bank.  Conversely, Swiss equity markets fell in excess of 13% in response to the news.  U.S. equity markets weakened due to disappointing earnings from big banks and concerns slowing global growth will hurt the U.S. economy.

Fixed Income
U.S. Treasury markets rose after weakness in U.S. equities and falling oil prices moved U.S. debt markets higher.  Ongoing concerns regarding the Eurozone economy and the upcoming Greek election resulted in further support for debt prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.